UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 31, 2026

Date of Report (Date of earliest event reported)

ETON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38738	37-1858472
(State of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

21925 W. Field Parkway, Suite 235
Deer Park, Illinois 60010-7208
(Address of principal executive offices) (Zip code)

(847) 787-7361
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETON	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01: Entry into a Material Definitive Agreement

On July 31, 2026, Eton Pharmaceuticals, Inc. (“Eton” or the “Company”) entered into a license agreement (the "Agreement") for a late-stage rare disease product candidate ASN-001 (timolol topical gel) from Auson Pharmaceuticals Inc. ("Auson") for the treatment of proliferating superficial infantile hemangiomas.

Under the terms of the Agreement, the Company will pay an upfront license fee to Auson of $3.0 million within thirty days of the Agreement. Additionally, the Company will run a bioavailability bridging study for ASN-001 and, if successful, intends to submit the New Drug Application (NDA) upon completion of the study in the second half of 2027.

Upon the successful approval of ASN-001 by the U.S. Food and Drug Administration ("FDA"), the Company would be responsible for the following milestone payments:

●	$5,000,000 upon first commercial sale of product after FDA approval.
●	$1,000,000 upon first calendar year in which aggregate annual net sales of product meet or exceed $20,000,000.
●	$2,500,000 upon first calendar year in which aggregate annual net sales of product meet or exceed $40,000,000.
●	$5,000,000 upon first calendar year in which aggregate annual net sales of product meet or exceed $80,000,000.
●	$10,000,000 upon first calendar year in which aggregate annual net sales of product meet or exceed $150,000,000.
●	$10,000,000 upon first calendar year in which aggregate annual net sales of product meet or exceed $280,000,000.

The Company would pay tiered royalties to Auson as follows: 10% royalty rate for net product sales of less than or equal to $200,000,000; 13% royalty rate for net product sales greater than $200,000,000 but less than or equal to $400,000,000 and 15% royalty rate for net product sales greater than $400,000,000. The royalty tiers are based on cumulative lifetime product sales.

A copy of the press release announcing the transaction dated August 5, 2026 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01: Completion of Acquisition or Disposition of Assets

As disclosed in Item 1.01, on July 31, 2026, the Company entered into a license agreement for a late-stage rare disease product candidate, ASN-001 (timolol topical gel), from Auson for the treatment of proliferating superficial infantile hemangiomas. The information in Item 1.01 is hereby incorporated by reference into this Item 2.01.

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Item 9.01: Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated August 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2026	By:	/s/ Judith M. Matthews
Judith M. Matthews
Chief Financial Officer and Secretary
(Principal Financial Officer)

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